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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference of our report dated February 5, 1999, with respect to the combined financial statements and schedule of Time Warner Telecom LLC, predecessor to Time Warner Telecom Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8) pertaining to the Time Warner Telecom 2000 Qualified Stock Purchase Plan.



                                                /s/ Ernst & Young LLP


Denver, Colorado
December 1, 1999